Exhibit 1.1

NEW JERSEY RESOURCES CORPORATION

5,700,000 Shares of Common Stock

UNDERWRITING AGREEMENT

December 4, 2019

Wells Fargo Securities, LLC
J.P. Morgan Securities LLC
As Representatives of the several Underwriters

c/o	Wells Fargo Securities, LLC 375 Park Avenue New York, New York 10152

c/o	J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179

Ladies and Gentlemen:

New Jersey Resources Corporation, a New Jersey corporation (the “Company”), confirms its agreement with Wells Fargo Securities, LLC, J.P. Morgan Securities LLC and each of the other Underwriters named in Exhibit A hereto (collectively, the “Underwriters”, which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Wells Fargo Securities, LLC and J.P. Morgan Securities LLC are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company of a total of 5,333,334 shares (the “Initial Securities”) of the Company’s common stock, par value $2.50 per share (the “Common Stock”), and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Initial Securities set forth in said Exhibit A hereto.

In addition, each of Wells Fargo Securities, LLC and J.P. Morgan Securities LLC, each in its capacity as agent for the applicable Forward Purchaser (as defined below) (each, in such capacity, a “Forward Seller” and, collectively, the “Forward Sellers”), at the request of the Company in connection with the Forward Sale Agreements (as defined below), and the Company confirm their respective agreements with each Forward Purchaser and the Underwriters with respect to (a) subject to Section 11 hereof, the sale by Wells Fargo Securities, LLC and the purchase by the Underwriters, acting severally and not jointly, of 220,000 shares of Common Stock and the sale by J.P. Morgan Securities LLC and the purchase by the Underwriters, acting severally and not jointly, of 146,666 shares of Common Stock (all such shares of Common Stock to be sold by the Forward Sellers, the “Borrowed Firm Securities”), and (b) the grant by each of the Forward Sellers or the Company, as applicable, to the Underwriters, in each case acting severally and not jointly, of the option described in Section 2(b) hereof (or, if applicable, any Company Top-Up Option Securities (as defined in Section 11(a) hereof)) to purchase all or any portion of an additional 845,454 shares of Common Stock (the “Option Securities”), as set forth below, solely to cover over-allotments, if any.

Any Option Securities sold to the Underwriters by the Forward Sellers pursuant to Section 2(b) hereof upon exercise of the option described in Section 2(b) hereof are herein referred to as the “Borrowed Option Securities”, and any Option Securities sold to the Underwriters by the Company pursuant to Section 2(b) hereof upon exercise of such option are herein referred to as the “Company Option Securities”. The Initial Securities, the Borrowed Firm Securities and the Company Top-Up Firm Securities (as defined in Section 11(a) hereof) are herein referred to collectively as the “Firm Securities”. The Initial Securities, the Company Top-Up Firm Securities, the Company Option Securities and the Company Top-Up Option Securities are herein referred to collectively as the “Company Securities”. The Borrowed Firm Securities and the Borrowed Option Securities are herein referred to collectively as the “Borrowed Securities”. The Firm Securities and the Option Securities are herein collectively called the “Securities”.

Certain terms used in this Underwriting Agreement (this “Agreement”) are defined in Section 17 hereof.

As used herein, “Forward Sale Agreements” means each of the letter agreements dated the date hereof between the Company and each of Wells Fargo Bank, National Association and JPMorgan Chase Bank, National Association (each, a “Forward Purchaser” and, collectively, the “Forward Purchasers”) relating to the forward sale by the Company to each Forward Purchaser, subject to the Company’s right to elect Cash Settlement or Net Share Settlement, of a number of shares of Common Stock equal to the number of Borrowed Firm Securities sold by its affiliated Forward Seller pursuant to this Agreement.

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has prepared and previously delivered to the Representatives a preliminary prospectus supplement dated December 4, 2019 relating to the Securities and a related prospectus dated December 4, 2019 (the “Base Prospectus”). Such preliminary prospectus supplement and Base Prospectus, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are hereinafter called, collectively, the “Pre-Pricing Prospectus”. Promptly after the execution and delivery of this Agreement, the Company will prepare and file with the Commission a prospectus supplement dated the date hereof (the “Prospectus Supplement”) and will file the Prospectus Supplement and the Base Prospectus with the Commission, all in accordance with the provisions of Rule 430B and Rule 424(b), and the Company has previously advised the Representatives of all information (financial and other) that will be set forth therein. The Prospectus Supplement and the Base Prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are herein called, collectively, the “Prospectus”.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter, each Forward Seller and each Forward Purchaser as of the date hereof, as of the Applicable Time, as of the Closing Date referred to in Section 2(c)(1) hereof and as of each Option Closing Date (if any) referred to in Section 2(c)(1) hereof, and agrees with each Underwriter, each Forward Seller and each Forward Purchaser, as follows:

(1) Status as a Well-Known Seasoned Issuer. (A) At the respective times the Registration Statement or any amendments thereto were filed with the Commission, (B) at the time of the most recent amendment to the Registration Statement for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at any time the Company or any person or entity acting on its behalf (within the meaning, for this clause (C) only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption of Rule 163 and (D) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405, including not having been and not being an “ineligible issuer” as defined in Rule 405 (without taking into account any determination made by the Commission pursuant to paragraph (2) of the definition of such term in Rule 405); the Registration Statement is an “automatic shelf registration statement”, as defined in Rule 405, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on such an “automatic shelf registration statement”; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to the use of the automatic shelf registration statement form; and any written communication that was an offer relating to the Securities made by the Company or any person or entity acting on its behalf (within the meaning, for this sentence only, of Rule 163(c)) prior to the filing of the Registration Statement has been filed with the Commission in accordance with Rule 163 and otherwise complied with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

(2) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act, and the Securities have been duly registered under the 1933 Act pursuant to the Registration Statement; the Registration Statement and any post-effective amendments thereto have become effective under the 1933 Act; no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose or pursuant to Section 8A of the 1933 Act have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission; and the Registration Statement was initially filed with the Commission on December 4, 2019.

(3) Registration Statement, Prospectus and Disclosure at Time of Sale. At the respective times that the Registration Statement and any amendments thereto became effective, at each time subsequent to the filing of the Registration Statement that the Company filed an Annual Report on Form 10-K (or any amendment thereto) with the Commission, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2), and at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), the Registration Statement and any amendments to any of the foregoing complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

At the respective times the Prospectus or any amendment or supplement thereto was filed pursuant to Rule 424(b) or issued, at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), and at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered in connection with sales of Securities (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise), neither the Prospectus nor any amendment or supplement thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time (except in the case of clause (z) below) and as of each time prior to the Closing Date that an investor agrees (orally or in writing) to purchase or, if applicable, reconfirms (orally or in writing) an agreement to purchase any Securities from the Underwriters, none of (x) any Issuer General Use Free Writing Prospectuses, if any, issued at or prior to the Applicable Time, the Pre-Pricing Prospectus as of the Applicable Time and the information, if any, included on Exhibit F hereto, all considered together (collectively, the “General Disclosure Package”), (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, or (z) any Issuer General Use Free Writing Prospectuses issued subsequent to the Applicable Time, when considered together with the General Disclosure Package, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus and the Prospectus and any amendments or supplements to any of the foregoing filed as part of the Registration Statement or any amendment thereto filed pursuant to Rule 424 or delivered to the Underwriters for use in connection with the offering of the Securities complied when so filed or when so delivered, as the case may be, in all material respects with the 1933 Act and the 1933 Act Regulations.

The representations and warranties in this Section 1(a)(3) do not apply to statements in or omissions from the Registration Statement, any preliminary prospectus, the Prospectus, the General Disclosure Package or any Issuer Free Writing Prospectus or any amendment or supplement to any the foregoing made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters as aforesaid consists of the information described as such in Section 6(b) hereof.

At the respective times that the Registration Statement or any amendment to any of the foregoing were filed, as of the earliest time after the filing of the Registration Statement that the Company or any other offering participant made a bona fide offer of the Securities within the meaning of Rule 164(h)(2), and at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405, in each case without taking into account any determination made by the Commission pursuant to paragraph (2) of the definition of such term in Rule 405; and, without limitation to the foregoing, the Company has at all relevant times met, meets and will at all relevant times meet the requirements of Rule 164 for the use of a free writing prospectus (as defined in Rule 405) in connection with the offering contemplated hereby.

The copies of the Registration Statement and any amendments to any of the foregoing and the copies of each preliminary prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements to any of the foregoing that have been or subsequently are delivered to the Underwriters in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise) were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T; and, for purposes of this Agreement, references to the “delivery” or “furnishing” of any of the foregoing documents to the Underwriters, and any similar terms, include, without limitation, electronic delivery.

The Company has made available a “bona fide electronic road show” (as defined in Rule 433(h)(5)) in compliance with Rule 433(d)(8)(ii) such that no filing with the Commission of any “road show” (as defined in Rule 433(h)(4)) is required in connection with the offering of the Securities.

Each Issuer Free Writing Prospectus (if any), as of its issue date and at all subsequent times through the completion of the public offering and sale of the Securities, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus that has not been superseded or modified.

(4) Testing-the-Waters Materials. The Company (A) has not alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A or institutions that are accredited investors within the meaning of Rule 501 and (B) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on the Company’s behalf in undertaking Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Exhibit H hereto. Any individual Written Testing-the-Waters Communication, when taken together with the General Disclosure Package as of the Applicable Time, did not, and as of the Closing Date and as of any Option Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(5) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, at the respective times they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, as applicable, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(6) Independent Accountants. The accountants who certified the financial statements and certain supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the PCAOB.

(7) Financial Statements. The financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules (if any) and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, changes in stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; and such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved and comply with all applicable accounting requirements under the 1934 Act and the 1934 Act Regulations, as applicable; the supporting schedules, if any, included in the Registration Statement present fairly, in all material respects, in accordance with GAAP, the information required to be stated therein; the information in the Pre-Pricing Prospectus and the Prospectus under the caption “Prospectus Supplement Summary—Summary Consolidated Financial Information” presents fairly, in all material respects, the information shown therein and has been compiled on a basis consistent with that of the audited financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus; and all “non-GAAP financial measures” (as such term is defined in the rules and regulations of the Commission), if any, contained in the Registration Statement, the General Disclosure Package and the Prospectus comply with Item 10 of Regulation S-K of the Commission, to the extent applicable.

(8) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement): (A) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition (financial or other), results of operations, business, properties or management of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business (in any such case, a “Material Adverse Effect”); (B) except as otherwise disclosed in the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), neither the Company nor any of its subsidiaries has incurred any liability or obligation or entered into any transaction or agreement that, individually or in the aggregate, is material with respect to the Company and its subsidiaries taken as a whole, and neither the Company nor any of its subsidiaries has sustained any loss or interference with its business or operations from fire, explosion, flood, earthquake or other natural disaster or calamity, whether or not covered by insurance, or from any labor dispute or disturbance or court or governmental action, order or decree that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; and (C) except for regular quarterly cash dividends on the Common Stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(9) Due Organization of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of New Jersey and has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, the Forward Sale Agreements and any Additional Forward Sale Agreements (as defined in Section 2(b)(1)(A) hereof); and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

(10) Good Standing of Subsidiaries. Each Material Subsidiary (as defined below) of the Company has been duly organized and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package or the Prospectus and is duly qualified as a foreign corporation or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding shares of capital stock of each such subsidiary that is a corporation and all of the issued and outstanding limited liability company interests, membership interests or other similar interests of each such subsidiary that is a limited liability company have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any Lien; the only subsidiaries of the Company are the subsidiaries listed on Exhibit B hereto, and Exhibit B hereto accurately sets forth whether each such subsidiary is a corporation or limited liability company and the jurisdiction of organization of each such subsidiary; and any subsidiaries of the Company that are “significant subsidiaries” as defined by Rule 1-02 of Regulation S-X of the Commission are listed on Exhibit B hereto under the caption “Material Subsidiaries” (each, a “Material Subsidiary”).

(11) Capitalization. The authorized, issued and outstanding capital stock of the Company as of the date of this Agreement is as set forth in the column entitled “Actual” and in the corresponding line items under the caption “Capitalization” in the Pre-Pricing Prospectus and the Prospectus and, at the time of the purchase of the Initial Securities by the Underwriters on the Closing Date and as of each Option Closing Date (if any), the authorized, issued and outstanding capital stock of the Company will be as set forth in the column entitled “As Adjusted” and in the corresponding line items under such caption (in each case except for any Option Securities issued by the Company pursuant to this Agreement and issuances, if any, subsequent to the date of this Agreement pursuant to employee or director stock option, stock purchase or other equity incentive plans or any dividend reinvestment plan described in the Pre-Pricing Prospectus and the Prospectus, upon the exercise of options issued pursuant to any such stock option, stock purchase or other equity incentive plans as so described, pursuant to the Forward Sale Agreements and/or any Additional Forward Sale Agreements, or upon the exercise of options or the conversion of convertible securities described in the General Disclosure Package and the Prospectus); the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person or entity.

(12) Authorization. This Agreement has been duly authorized, executed and delivered by the Company. Each of the Forward Sale Agreements and any Additional Forward Sale Agreements, as applicable, has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company and, assuming due authorization, execution and delivery by the Forward Purchaser party thereto, is enforceable against the Company in accordance with the terms thereof subject to (A) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (B) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought.

(13) Authorization of Shares of Common Stock. The Company Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; the issuance and sale of the Company Securities are not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person or entity; the shares of Common Stock to be issued and sold by the Company under the Forward Sale Agreements and any Additional Forward Sale Agreements have been duly authorized for issuance and sale to the Forward Purchasers pursuant to the Forward Sale Agreements and any Additional Forward Sale Agreements and, when issued and delivered by the Company pursuant to the Forward Sale Agreements and any Additional Forward Sale Agreements against payment of the consideration set forth therein (if any), will be validly issued, fully paid and non-assessable; and the issuance and sale of the shares of Common Stock to be issued and sold by the Company under the Forward Sale Agreements and any Additional Forward Sale Agreements are not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person or entity.

(14) Description of Securities and Forward Sale Agreements. The Common Stock, the authorized but unissued Preferred Stock, the Forward Sale Agreements and any Additional Forward Sale Agreements and the Company’s restated certificate of incorporation, as amended, and by-laws, as amended, conform in all material respects to the respective statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such statements conform to the rights set forth in the respective instruments and agreements defining the same.

(15) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its Organizational Documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Company Document, except in the case of Company Documents for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect; and the execution and delivery of and performance of obligations under this Agreement, the Forward Sale Agreements and any Additional Forward Sale Agreements and the consummation of the transactions contemplated herein and therein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Pre-Pricing Prospectus and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under this Agreement, the Forward Sale Agreements and any Additional Forward Sale Agreements do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default, Termination Event or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any of its subsidiaries pursuant to, any Company Documents, except for such conflicts, breaches, defaults or Liens that would not, individually or in the aggregate, result in a Material Adverse Effect, nor will such action result in any violation of (A) the provisions of the Organizational Documents of the Company or any of its subsidiaries or (B) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective assets, properties or operations, except (in the case of clause (B) above) for such violations that would not, individually or in the aggregate, result in a Material Adverse Effect.

(16) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary of the Company exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or threatened labor disturbance by the employees of any of the principal suppliers, manufacturers, customers or contractors of the Company or any of its subsidiaries that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(17) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries that is required to be disclosed in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus (other than as disclosed therein), or that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or to materially and adversely affect the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations under this Agreement.

(18) Absence of Further Requirements. Except as would not, individually or in the aggregate, result in a Material Adverse Effect or materially and adversely affect the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations under this Agreement, (A) no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or consent of any holder of capital stock or other securities of the Company or creditor of the Company or any of its subsidiaries, (C) no authorization, approval, waiver or consent under any Company Document and (D) no authorization, approval, vote or consent of any other person or entity is necessary or required for the authorization, execution, delivery or performance of obligations by the Company of this Agreement, the Forward Sale Agreements and any Additional Forward Sale Agreements, for the offering of the Securities as contemplated by this Agreement, for the issuance, sale or delivery of the Company Securities to be sold by the Company pursuant to this Agreement, for the issuance, sale or delivery of the shares of Common Stock to be sold by the Company pursuant to the Forward Sale Agreements and any Additional Forward Sale Agreements or for the consummation of any of the other transactions contemplated by this Agreement, the Forward Sale Agreements and any Additional Forward Sale Agreements, in each case on the terms contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, except such as have been obtained under the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and except that no representation is made as to such as may be required under state or foreign securities laws.

(19) Possession of Licenses and Permits. Except as would not, individually or in the aggregate, result in a Material Adverse Effect, the Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; except as would not, individually or in the aggregate, result in a Material Adverse Effect, the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses; except as would not, individually or in the aggregate, result in a Material Adverse Effect, all such Governmental Licenses are valid and in full force and effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses that would, individually or in the aggregate, result in a Material Adverse Effect.

(20) Title to Property. The Company and its Material Subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all real property and personal property that are material to the respective businesses of the Company and its Material Subsidiaries, in each case, free and clear of all Liens except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus, (B) do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries or (C) would not, individually or in the aggregate, result in a Material Adverse Effect.

(21) Investment Company Act. The Company is not, and upon the issuance and sale of the Company Securities as herein contemplated, the issuance and sale of the shares of the Common Stock pursuant to and as contemplated by the Forward Sale Agreements and any Additional Forward Sale Agreements and the receipt and application of the net proceeds therefrom as described in the General Disclosure Package and the Prospectus under the caption “Use Of Proceeds” will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the 1940 Act.

(22) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus and except as would not, individually or in the aggregate, result in a Material Adverse Effect, none of the Company or any of its subsidiaries has actual knowledge of any claim or has received any written notice of any claim, and no proceeding has been instituted raising any claim against the Company, any of its subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws (as defined below). Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus: (A) none of the Company or any of its subsidiaries has actual knowledge of any facts that would give rise to any claim, public or private, of violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect; (B) none of the Company or any of its subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or has disposed of any Hazardous Materials in a manner contrary to any Environmental Laws, in each case in any manner that would reasonably be expected to result in a Material Adverse Effect; and (C) all buildings on all real properties now owned or operated by the Company or any of its subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply would not reasonably be expected to result in a Material Adverse Effect.

(23) Absence of Registration Rights. There are no persons or entities with registration rights or other similar rights to have any securities (debt or equity) (A) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement or (B) otherwise registered by the Company under the 1933 Act, and there are no persons or entities with co-sale rights, tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with such offering.

(24) Parties to Lock-Up Agreements. Each of the persons listed on Exhibit C hereto has executed and delivered to the Representatives a lock-up agreement in the form of Exhibit D hereto; and Exhibit C hereto contains a true, complete and correct list of all directors and executive officers of the Company.

(25) NYSE. The outstanding shares of Common Stock are listed on the NYSE; the Company Securities being sold hereunder by the Company have been approved for listing, subject only to official notice of issuance, on the NYSE; and the maximum number of shares of Common Stock that may be issued and sold under the Forward Sale Agreements and any Additional Forward Sale Agreements by the Company have been approved for listing, subject only to official notice of issuance, on the NYSE.

(26) FINRA Matters. The Company was, at the time the Registration Statement was first filed with the Commission, and at all times thereafter has been, eligible to use Form S-3 pursuant to the standards for that form in effect immediately prior to October 21, 1992.

(27) Tax Returns. The Company and its subsidiaries have filed all federal, state and local tax returns that are required to be filed or have obtained extensions thereof, except where the failure so to file would not, individually or in the aggregate, result in a Material Adverse Effect, and have paid all taxes (including, without limitation, any estimated taxes) required to be paid and any other assessment, fine or penalty, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, result in a Material Adverse Effect.

(28) Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not, individually or in the aggregate, result in a Material Adverse Effect.

(29) Accounting and Disclosure Controls. The Company and its subsidiaries maintain and have established and maintained effective “internal control over financial reporting” (as defined in Rule 13a-15 of the 1934 Act Regulations); the Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no material weaknesses (as defined in Rule 1-02 of Regulation S-X of the Commission) in the Company’s internal control over financial reporting and, since the end of the Company’s most recent fiscal year for which audited financial statements are included in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected or is reasonably likely to materially affect the Company’s internal control over financial reporting; the Company and its subsidiaries have established, maintained and periodically evaluate the effectiveness of “disclosure controls and procedures” (as defined in Rules 13a-15 and 15d-15 of the 1934 Act Regulations); and such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act and the interactive data in eXtensible Business Reporting Language included as an exhibit to the Registration Statement or incorporated by reference in the Registration Statement are recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

The Company’s independent public accountants and the audit committee of the Company’s board of directors have been advised of all material weaknesses, if any, and significant deficiencies (as defined in Rule 1-02 of Regulation S-X of the Commission), if any, in the Company’s internal control over financial reporting and of all fraud, if any, whether or not material, involving management or other employees who have a role in the Company’s internal control over financial reporting, in each case that occurred or existed, or was first detected, at any time during the Company’s five consecutive fiscal years ended with and including the Company’s most recent fiscal year for which audited financial statements are included in the Registration Statement, the General Disclosure Package and the Prospectus or at any time subsequent thereto.

(30) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act with which any of them is required to comply, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(31) Absence of Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the offering, sale or resale of the Securities.

(32) Statistical and Market-Related Data. Any statistical, demographic, market-related and similar data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(33) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer or employee of the Company or any of its subsidiaries or any agent, affiliate or other person or entity associated with or acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by any such person or entity of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or any other applicable anti-bribery or anti-corruption laws; and the Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(34) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(35) No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any directors, officers or employees of the Company or any agent, employee or affiliate or other person or entity associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, OFAC or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use any of the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (A) to fund or facilitate any activities of or business with any person or entity that, at the time of such funding or facilitation, is the subject or the target of any Sanctions, (B) to fund or facilitate any activities of or any business in any Sanctioned Country or (C) in any other manner that could result in a violation by any person or entity (including any person or entity participating in the transaction, whether as underwriter, advisor, investor or otherwise) of any Sanctions.

(36) ERISA Compliance. (A) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and would not reasonably be expected to result in a Material Adverse Effect; and neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA) with respect to any Plan, other than for claims for benefits and funding obligations in the ordinary course, and no event, transaction or condition has occurred or exists with respect to any Plan that would reasonably be expected to result in the incurrence of any such liability under Title I or IV of ERISA or the penalty or excise tax provisions of the Code by the Company or any ERISA Affiliate, or in the imposition of any Lien under Section 430 of the Code or Section 4068 of ERISA on any of the rights, properties or assets of the Company or any ERISA Affiliate, other than any such liabilities or Liens as would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect; (B) the present value of the aggregate benefit liabilities under each of the Plans that is subject to Title IV of ERISA (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plans allocable to such benefit liabilities by more than $25,000,000 (where the term “benefit liabilities” has the meaning specified in Section 4001 of ERISA and the terms “present value” and “current value” have the meanings specified in Section 3 of ERISA); (C) the Company and its ERISA Affiliates have not incurred withdrawal liabilities under Section 4201 or 4204 of ERISA (and are not subject to contingent withdrawal liabilities under Section 4204 of ERISA) in respect of Multiemployer Plans that, individually or in the aggregate, are reasonably expected to result in a Material Adverse Effect; (D) the accumulated post-retirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Company and its subsidiaries is not reasonably expected to result in a Material Adverse Effect; and (E) the execution and delivery of this Agreement and the issuance and sale of the Company Securities as herein contemplated and the issuance and sale of the shares of the Common Stock pursuant to and as contemplated by the Forward Sale Agreements and any Additional Forward Sale Agreements will not involve any transaction that is subject to the prohibitions of Section 406(a)(1)(A)-(D) of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code.

(37) Offering Materials. Without limitation to the provisions of Section 18 hereof, the Company has not distributed and will not distribute, directly or indirectly (other than through the Underwriters), any “written communication” (as defined in Rule 405) or other offering materials in connection with the offering or sale of the Securities, other than the Pre-Pricing Prospectus, the Prospectus, any amendment or supplement to any of the foregoing that are filed with the SEC and any Permitted Free Writing Prospectuses (as defined in Section 18 hereof).

(38) No Restrictions on Dividends. All material, significant restrictions on the ability of the Company and its subsidiaries to pay any dividends or make other distributions on its capital stock have been described in the Registration Statement, the General Disclosure Package and the Prospectus.

(39) Brokers. There is not a broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement, the Forward Sale Agreements or any Additional Forward Sale Agreements, except for (A) underwriting discounts and commissions in connection with the sale of the Securities to the Underwriters pursuant to this Agreement and (B) the aggregate Spread pursuant to the terms of the Forward Sale Agreements and any Additional Forward Sale Agreements.

(40) Interactive Data. The interactive data in eXtensible Business Reporting Language included as an exhibit to the Registration Statement or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(41) Cybersecurity. Except as would not, individually or in the aggregate, result in a Material Adverse Effect, (i) there has been no security breach, unauthorized access or disclosure or other compromise of or relating to the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including, without limitation, the data and information of their respective customers, employees, suppliers and vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”) and (ii) neither the Company nor its subsidiaries have been notified of, and have no knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; the Company and its subsidiaries have implemented appropriate controls, policies, procedures and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices; and the Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(42) Forward Sale Agreement Exposure. In connection with entering into the Forward Sale Agreements and any Additional Forward Sale Agreements, the Company will not acquire any long position (either directly or indirectly, including through an affiliate or through a derivative transaction) with respect to shares of Common Stock; and, for purposes of this Section 1(a)(42), (A) “affiliate” means, with respect to any person or entity, any other person or entity directly or indirectly controlling, controlled by, or under common control with such person or entity, and (B) “control” when used with respect to any person or entity means ownership of 50% or more of the voting power or value of such person or entity.

(b) Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries (whether signed on behalf of such officer, the Company or such subsidiary) and delivered to the Representatives, either of the Forward Sellers or either of the Forward Purchasers, to counsel for the Underwriters or to counsel for the Forward Sellers and the Forward Purchasers, as the case may be, shall be deemed a representation and warranty by the Company to each Underwriter, each Forward Seller and each Forward Purchaser as to the matters covered thereby.

(c) Representations and Warranties by the Forward Sellers. Each Forward Seller, severally and not jointly, represents and warrants to, and agrees with, each Underwriter as follows:

(1) Authorization. This Agreement has been duly authorized, executed and delivered by such Forward Seller and, at the Closing Date and any Option Closing Date, as applicable, such Forward Seller will have full right, power and authority to sell, transfer and deliver the Borrowed Firm Securities or the Borrowed Option Securities, as the case may be, to the extent that it is required to transfer such Borrowed Securities hereunder.

(2) Enforceability. Each of the Forward Sale Agreements and the Additional Forward Sale Agreements (if any), as applicable, has been duly and validly authorized, executed and delivered by the applicable Forward Purchaser and constitutes a valid and binding agreement of the applicable Forward Purchaser and, assuming due authorization, execution and delivery by the Company, is enforceable against such Forward Purchaser in accordance with the terms thereof subject to (A) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (B) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought.

(3) Transferability. Such Forward Seller will, on the Closing Date and any Option Closing Date, have the free and unqualified right to transfer any Borrowed Firm Securities or Borrowed Option Securities, as the case may be, to the extent that it is required to transfer such Borrowed Securities hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind; and, upon delivery of such Borrowed Securities and payment of the purchase price therefor as herein contemplated, assuming each of the Underwriters has no notice of any adverse claim, each of the Underwriters will have the free and unqualified right to transfer any such Borrowed Securities purchased by it from such Forward Seller, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities.

(1) Initial Securities Purchase Price. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, severally and not jointly, 5,333,334 shares of Initial Securities, and each Underwriter, severally and not jointly, agrees to purchase the respective number of Initial Securities set forth opposite its name in Exhibit A hereto plus any additional number of Initial Securities that such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares of Common Stock, in each case at a price of $40.0125 per share (the “Purchase Price”).

(2) Borrowed Firm Securities Purchase Price. In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, each of the Forward Sellers (with respect to the Borrowed Firm Securities) and the Company (with respect to any Company Top-Up Firm Securities), severally and not jointly, agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each Forward Seller (with respect to the Borrowed Firm Securities) and the Company (with respect to any Company Top-Up Firm Securities) up to the respective number of Borrowed Firm Securities (and a proportional number of Company Top-Up Firm Securities, if applicable) set forth opposite such Underwriter’s name in Exhibit A hereto (with respect to the Borrowed Firm Securities, in the column pertaining to such Forward Seller) (or such number increased as set forth in Section 10 hereof) at the Purchase Price.

(3) Conditions. If (w) any of the representations and warranties of the Company contained in Section 1(a) hereof or any certificate delivered pursuant hereto are not true and correct in all respects as of the Closing Date, (x) the Company has not performed all of the additional obligations required to be performed by it under this Agreement on or prior to the Closing Date, (y) any of the conditions set forth in Section 5 hereof have not been satisfied on or prior to the Closing Date or (z) all of the “Conditions to Effectiveness” set forth in Section 3 of any Forward Sale Agreement are not satisfied on or prior to the Closing Date (clauses (w) through (z), together, the “Conditions”), then such Forward Seller, in its sole discretion, may elect not to borrow and deliver for sale to the Underwriters the Borrowed Firm Securities. In addition, in the event that, in a Forward Purchaser’s commercially reasonable judgment, (A) its affiliated Forward Seller is unable to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the number of Borrowed Firm Securities to be sold by it hereunder or (B) such Forward Seller would incur a stock loan cost of more than a rate equal to 200 basis points per annum to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the number of Borrowed Firm Securities to be sold by it hereunder, then, in each case, such Forward Seller shall only be required to deliver for sale to the Underwriters on the Closing Date the aggregate number of shares of Common Stock that such Forward Seller is able to so borrow at or below such cost.

(b) Option Securities.

(1) Option Purchase Price. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Underwriters shall have the option to purchase pursuant to Section 2(b)(1)(A) hereof or Section 2(b)(1)(B) hereof, as applicable, severally and not jointly, the Option Securities at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Securities but not payable on the Option Securities (the “Option Purchase Price”), solely for the purpose of covering over-allotments that may be made in connection with the offering of the Securities. The Underwriters may exercise such option by written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the date hereof. Such notice shall set forth the aggregate number of Option Securities as to which the option is being exercised and the date and time when the Option Securities are to be delivered and paid for, which may be the Closing Date but shall not be earlier than the Closing Date nor later than the seventh full business day after written notice of election to purchase such Option Securities is given (unless such time and date are postponed in accordance with Section 10 hereof or Section 11 hereof). The Underwriters shall not be under any obligation to purchase any of the Option Securities prior to the exercise of such option. No Option Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Option Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company. Following delivery of an exercise notice:

(A) The Company may, in its sole discretion, within one business day after such exercise notice is given, execute and deliver to each Forward Seller an additional letter agreement substantially in the form attached hereto as Exhibit I between the Company and the applicable Forward Purchaser (an “Additional Forward Sale Agreement”) providing for the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement, of a number of shares of Common Stock equal to the aggregate number of Option Securities being purchased by the Underwriters from such Forward Seller pursuant to the exercise of such option. Upon the Company’s execution and delivery to such Forward Seller of such Additional Forward Sale Agreement, such Forward Purchaser shall promptly execute and deliver to the Company such Additional Forward Sale Agreement, and upon such execution and delivery to the Company, on the basis of the representations, warranties and agreements contained herein, and subject to the conditions stated herein, each of the Forward Sellers and the Company (with respect to any Company Top-Up Option Securities), severally and not jointly, hereby agrees to sell to the several Underwriters such number of Option Securities to be sold by such Forward Seller at the Option Purchase Price.

(B) If the Company does not timely execute and deliver the Additional Forward Sale Agreements pursuant to Section 2(b)(1)(A) hereof, then, on the basis of the representations, warranties and agreements contained in this Agreement, and subject to the terms and conditions stated herein, the Company hereby agrees to sell to the several Underwriters the aggregate number of Option Securities with respect to which the option is being exercised at the Option Purchase Price.

On each Option Closing Date, if any, (x) each Underwriter agrees, severally and not jointly, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, to purchase from the Company or the relevant Forward Seller, as applicable, at the Option Purchase Price, the number of Option Securities that bears the same ratio to the aggregate number of Option Securities being purchased on such Option Closing Date as the number of Borrowed Firm Securities set forth opposite the name of such Underwriter in Exhibit A hereto (or such number increased as set forth in Section 10 hereof) bears to the aggregate number of Borrowed Firm Securities being purchased by the several Underwriters, subject, however, to such adjustments to eliminate any fractional shares of Common Stock as the Representatives in their sole discretion shall make, and (y) each Forward Seller agrees, severally and not jointly, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, to sell to the Underwriters, at the Option Purchase Price, the number of Borrowed Option Securities that bears the same ratio to the aggregate number of Borrowed Option Securities being sold on such Option Closing Date as the number of Borrowed Firm Securities for such Forward Seller set forth on Exhibit A hereto (or such number increased as set forth in Section 10 hereof) bears to the aggregate number of Borrowed Firm Securities being sold to the several Underwriters, subject, however, to such adjustments to eliminate any fractional shares of Common Stock as the Representatives in their sole discretion shall make.

(2) Additional Conditions. If the Company has entered into an Additional Forward Sale Agreement with a Forward Purchaser pursuant to Section 2(b)(1)(A) hereof, and (w) any of the representations and warranties of the Company contained in Section 1(a) hereof or any certificate delivered pursuant hereto are not true and correct in all respects as of the relevant Option Closing Date, (x) the Company has not performed all of the additional obligations required to be performed by it under this Agreement on or prior to the relevant Option Closing Date, (y) any of the conditions set forth in Section 5 hereof have not been satisfied on or prior to the relevant Option Closing Date or (z) all of the “Conditions to Effectiveness” set forth in Section 3 of the relevant Additional Forward Sale Agreement are not satisfied on or prior to the relevant Option Closing Date (clauses (w) through (z), together, the “Additional Conditions”), then its affiliated Forward Seller, in its sole discretion, may elect not to borrow and deliver for sale to the Underwriters on the relevant Option Closing Date the Borrowed Option Securities. In addition, in the event that, in such Forward Purchaser’s commercially reasonable judgment, (A) it is unable to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the number of Borrowed Option Securities to be sold by its affiliated Forward Seller hereunder or (B) its affiliated Forward Seller would incur a stock loan cost of more than a rate equal to 200 basis points per annum to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the number of Borrowed Option Securities to be sold by it hereunder, then, in each case, such Forward Seller shall only be required to deliver for sale to the Underwriters on the relevant Option Closing Date the aggregate number of shares of Common Stock that such Forward Seller is able to so borrow at or below such cost.

(3) Notification of No Borrowing. If (A) a Forward Seller elects, pursuant to Section 2(a)(2) hereof, not to borrow and deliver for sale to the Underwriters on the Closing Date the total number of Borrowed Firm Securities to be sold by it hereunder, or (B) a Forward Purchaser has entered into an Additional Forward Sale Agreement with the Company pursuant to Section 2(b)(1)(A) hereof and its affiliated Forward Seller elects, pursuant to Section 2(b)(2) hereof, not to borrow and deliver for sale to the Underwriters on the relevant Option Closing Date the total number of Borrowed Option Securities to be sold by it hereunder for such Option Closing Date, such Forward Seller will use its commercially reasonable efforts to notify the Company of such election no later than 5:00 p.m., New York City time, on the business day prior to the Closing Date or such Option Closing Date, as the case may be.

(c) Payment.

(1) Closing. The Forward Sellers (with respect to the Borrowed Firm Securities) and/or the Company (with respect to the Initial Securities and any Company Top-Up Firm Securities) will deliver the Firm Securities, with transfer taxes thereon duly paid, to the Underwriters in book-entry form through the facilities of DTC for the account of the Underwriters against payment of the purchase price in federal (same day) funds by wire transfer to an account of the relevant Forward Seller (with respect to the Borrowed Firm Securities) specified by the relevant Forward Seller and/or to an account of the Company (with respect to the Initial Securities and any Company Top-Up Firm Securities) specified by the Company, as the case may be, at the offices of Pillsbury Winthrop Shaw Pittman LLP, 31 West 52nd Street, New York, New York 10019, at 10:00 A.M., New York City time, on December 9, 2019 (unless such time and date are postponed in accordance with Section 10 hereof or Section 11 hereof), or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives, the Forward Purchasers, the Forward Sellers and the Company may agree upon in writing. The time and date of such payment for the Initial Securities, the Borrowed Firm Securities and any Company Top-Up Firm Securities are referred to herein as the “Closing Date”, and the time and date for such payment for the Option Securities, if other than the Closing Date, are herein referred to as the “Option Closing Date”.

(2) Delivery. Each Forward Seller (with respect to any Borrowed Option Securities to be sold by it hereunder) and/or the Company (with respect to any Company Option Securities and/or any Company Top-Up Option Securities) will deliver the Option Securities being purchased, with transfer taxes thereon duly paid, to the Underwriters in book-entry form through the facilities of the DTC on each Option Closing Date for the account of the Underwriters against payment of the purchase price in federal (same day) funds by wire transfer to an account of the relevant Forward Seller (with respect to any Borrowed Option Securities) and/or to an account of the Company (with respect to any Company Option Securities and/or any Company Top-Up Option Securities), as the case may be, in each case at the above specified office, in connection with the closing of the transactions.

(3) Payment. Wells Fargo Securities, LLC, individually and not as Representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Date or the relevant Option Closing Date, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d) Delivery of Securities. Delivery of the Initial Securities and any Option Securities shall be made through the facilities of DTC unless the Representatives shall otherwise instruct.

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter, each Forward Seller and each Forward Purchaser as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b) hereof, will comply with the requirements of Rule 430B and Rule 433 and will notify the Representatives, the Forward Sellers and the Forward Purchasers immediately, and confirm the notice in writing, (i) when the Registration Statement or any post-effective amendment to the Registration Statement shall be declared or become effective, or when any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or any amendment or supplement to any of the foregoing shall have been filed or distributed, (ii) of the receipt of any comments from the Commission (and shall promptly furnish the Representatives, the Forward Sellers and the Forward Purchasers with a copy of any comment letters and any transcript of oral comments, and shall furnish the Representatives, the Forward Sellers and the Forward Purchasers with copies of any written responses thereto a reasonable amount of time prior to the proposed filing thereof with the Commission and will not file any such response to which the Representatives, either of the Forward Sellers or either of the Forward Purchasers or counsel for the Underwriters or the Forward Sellers and the Forward Purchasers, as the case may be, shall object), (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, any document incorporated or deemed to be incorporated by reference therein or any Issuer Free Writing Prospectus or for additional information, including, without limitation, any request for information concerning any Testing-the-Waters Communication, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or any amendment or supplement to any of the foregoing or any notice objecting to the use of the form of the Registration Statement or any post-effective amendment thereto, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement, and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will make reasonable efforts to prevent the issuance of any stop order and the suspension or loss of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification and, if any such stop order is issued, or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rule 456(b) of the 1933 Act Regulations and Rule 457(r) of the 1933 Act Regulations, except to the extent such filing fees have been paid prior to the date hereof.

(b) Filing of Amendments. The Company will give the Representatives, the Forward Sellers and the Forward Purchasers notice of its intention to file or prepare any amendment to the Registration Statement, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or any amendment, supplement or revision to any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, whether pursuant to the 1933 Act or otherwise, and the Company will furnish the Representatives, the Forward Sellers and the Forward Purchasers with copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives, either of the Forward Sellers or either of the Forward Purchasers or counsel for the Underwriters or the Forward Sellers and the Forward Purchasers, as the case may be, shall reasonably object. The Company has given the Representatives, the Forward Sellers and the Forward Purchasers notice of any filings made pursuant to the 1934 Act or the 1934 Act Regulations within 48 hours prior to the Applicable Time. The Company will give the Representatives, the Forward Sellers and the Forward Purchasers notice of its intention to make any filing pursuant to the 1934 Act or the 1934 Act Regulations from the Applicable Time through the Closing Date (or, if later, through the end of the period during which the Prospectus is required (or, but for the provisions of Rule 172, would be required) to be delivered by applicable law (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise)) and will furnish the Representatives, the Forward Sellers and the Forward Purchasers with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives, either of the Forward Sellers or either of the Forward Purchasers or counsel for the Underwriters or the Forward Sellers and the Forward Purchasers, as the case may be, shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives, the Forward Sellers and the Forward Purchasers and counsel for the Underwriters and for the Forward Sellers and the Forward Purchasers, without charge, copies of the Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and copies of all consents and certificates of experts.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, each Forward Seller and each Forward Purchaser, without charge, as many copies of each preliminary prospectus and any amendments or supplements thereto as such Underwriter, such Forward Seller and such Forward Purchaser reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, each Forward Seller and each Forward Purchaser, without charge, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) to be delivered by applicable law (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), such number of copies of the Pre-Pricing Prospectus, the Prospectus and any Issuer Free Writing Prospectus and any amendments or supplements to any of the foregoing as such Underwriter, such Forward Seller and such Forward Purchaser may reasonably request.

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated by this Agreement, the General Disclosure Package and the Prospectus. If, at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered in connection with sales of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), any event shall occur or condition shall exist as a result of which it is necessary (or if the Representatives, either of the Forward Sellers or either of the Forward Purchasers or counsel for the Underwriters or the Forward Sellers and the Forward Purchasers shall notify the Company that, in their judgment, it is necessary) to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus so that the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading, or if it is necessary (or, if the Representatives, either of the Forward Sellers or either of the Forward Purchasers or counsel for the Underwriters or the Forward Sellers and Forward Purchasers shall notify the Company that, in their judgment, it is necessary) to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will promptly notify the Representatives, the Forward Sellers and the Forward Purchasers of such event or condition and of its intention to file such amendment or supplement (or, if the Representatives, either of the Forward Sellers or either of the Forward Purchasers or counsel for the Underwriters or the Forward Sellers and Forward Purchasers shall have notified the Company as aforesaid, the Company will promptly notify the Representatives, the Forward Sellers and the Forward Purchasers of its intention to prepare such amendment or supplement) and will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission or to comply with such requirements, and, in the case of an amendment or post-effective amendment to the Registration Statement, the Company will use its reasonable best efforts to have such amendment declared or become effective as soon as practicable, and the Company will furnish to the Underwriters, the Forward Sellers and the Forward Purchasers such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time an Issuer Free Writing Prospectus conflicts with the information contained in the Registration Statement or if an event shall occur or condition shall exist as a result of which it is necessary (or, if the Representatives, either of the Forward Sellers or either of the Forward Purchasers or counsel for the Underwriters or the Forward Sellers and Forward Purchasers shall notify the Company that, in their judgment, it is necessary) to amend or supplement such Issuer Free Writing Prospectus so that it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading, or if it is necessary (or, if the Representatives, either of the Forward Sellers or either of the Forward Purchasers or counsel for the Underwriters or the Forward Sellers and the Forward Purchasers shall notify the Company that, in their judgment, it is necessary) to amend or supplement such Issuer Free Writing Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly notify the Representatives, the Forward Sellers and the Forward Purchasers of such event or condition and of its intention to file such amendment or supplement (or, if the Representatives, either of the Forward Sellers or either of the Forward Purchasers or counsel for the Underwriters or the Forward Sellers and the Forward Purchasers shall have notified the Company as aforesaid, the Company will promptly notify the Representatives, the Forward Sellers and the Forward Purchasers of its intention to prepare such amendment or supplement) and will promptly prepare and, if required by the 1933 Act or the 1933 Act Regulations, file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to eliminate or correct such conflict, untrue statement or omission or to comply with such requirements, and the Company will furnish to the Underwriters, the Forward Sellers and the Forward Purchasers such number of copies of such amendment or supplement as the Underwriters, the Forward Sellers or the Forward Purchasers may reasonably request.

(f) Blue Sky and Other Qualifications. The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives, the Forward Sellers or the Forward Purchasers may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities (but in no event for a period of not less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Securities (but in no event for a period of not less than one year from the date of this Agreement).

(g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earning statement for the purposes of, and to provide to the Underwriters, the Forward Sellers and the Forward Purchasers the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Company Securities and the net proceeds received by it from the settlement of the Forward Sale Agreements and any Additional Forward Sale Agreements, in each case, in the manner specified in the Pre-Pricing Prospectus and the Prospectus under “Use of Proceeds”.

(i) Listing. In the case of any Company Securities, the Company will use commercially reasonable efforts to effect the listing of the Company Securities on the NYSE as and when required by this Agreement. The Company will use commercially reasonable efforts to effect a listing on the NYSE of the maximum number of shares of Common Stock that may be issued and sold under the Forward Sale Agreements and any Additional Forward Sale Agreements.

(j) Restriction on Sale of Securities. During the Lock-Up Period, the Company will not, without the prior written consent of the Representatives, directly or indirectly:

(i) issue, offer, pledge, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock or other capital stock,

(ii) file or cause the filing of any registration statement under the 1933 Act with respect to any Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other capital stock or

(iii) enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other capital stock, whether any transaction described in clause (i) or (iii) above is to be settled by delivery of Common Stock, other capital stock, other securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the Company may, without the prior written consent of the Representatives:

(w)	issue and deliver shares of Common Stock pursuant to the Forward Sale Agreements and any Additional Forward Sale Agreements, whether pursuant to Physical Settlement, pursuant to Net Share Settlement, as a result of an Acceleration Event or otherwise,

(x)	issue Company Securities to the Underwriters pursuant to this Agreement,

(y)	issue shares, and options to purchase shares, of Common Stock and restricted stock units pursuant to stock option plans, stock purchase or other equity incentive plans or any dividend reinvestment plan described in the General Disclosure Package and the Prospectus, as those plans are in effect on the date of this Agreement, and file or cause the filing of any registration statement under the 1933 Act with respect to such plans, and

(z)	issue shares of Common Stock upon the exercise of stock options issued under stock option or other equity incentive plans referred to in clause (y) above, as those plans are in effect on the date of this Agreement, provided, however, that in the case of any issuance described in clause (z) above, it shall be a condition to the issuance that each recipient executes and delivers to the Representatives, acting on behalf of the Underwriters, not later than one business day prior to the date of such issuance, a written agreement, in substantially the form of Exhibit D hereto and otherwise satisfactory in form and substance to the Representatives.

(k) Reporting Requirements. The Company, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), will file all documents required to be filed with the Commission pursuant to the 1934 Act and the 1934 Act Regulations within the time periods required by the 1934 Act and the 1934 Act Regulations.

(l) Preparation of Prospectus. Immediately following the execution of this Agreement, the Company will, subject to Section 3(b) hereof, prepare the Prospectus, which shall contain the selling terms of the Securities, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Representatives, the Forward Sellers, the Forward Purchasers and the Company may deem appropriate and, if requested by the Representatives, will prepare an Issuer Free Writing Prospectus containing the information set forth in Exhibit F hereto and such other information as may be required by Rule 433 or as the Representatives, the Forward Sellers, the Forward Purchasers and the Company may deem appropriate, and will file or transmit for filing with the Commission the Prospectus in accordance with the provisions of Rule 430B and in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and any such Issuer Free Writing Prospectus in the manner and within the time period required by Rule 433.

(m) Written Testing-the-Waters Communication. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement and each amendment thereto (in each case including exhibits) and any costs associated with electronic delivery of any of the foregoing, (ii) the word processing and delivery to the Underwriters, the Forward Sellers and the Forward Purchasers of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Company Securities and the issuance and delivery of the Securities to be sold by the Company to the Underwriters, as well as any stock or other transfer taxes and any stamp or other taxes or duties payable in connection with the sale, issuance and/or delivery of the Company Securities to the Underwriters, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification or exemption of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of a blue sky survey and any supplements thereto, (vi) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus, any Written Testing-the-Waters Communication and the Prospectus and any amendments or supplements to any of the foregoing and any costs associated with electronic delivery of any of the foregoing, (vii) the preparation, printing and delivery to the Underwriters of copies of a blue sky survey and any Canadian “wrapper” and any supplements thereto and any costs associated with electronic delivery of any of the foregoing, (viii) the fees and expenses of the attorneys-in-fact, the custodian and the transfer agent and registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by FINRA of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the listing of the Company Securities on the NYSE, (xi) all expenses and application fees related to the listing of the maximum number of shares of Common Stock deliverable to the Forward Purchasers pursuant to the Forward Sale Agreements and any Additional Forward Sale Agreements, whether pursuant to Physical Settlement, pursuant to Net Share Settlement, as a result of an Acceleration Event or otherwise, on the NYSE, (xii) the costs and expenses of the Company and any of its officers, directors, counsel or other representatives in connection with presentations or meetings undertaken in connection with the offering of the Securities, including, without limitation, expenses in connection with any Testing-the-Waters Communication, expenses associated with the production of road show slides and graphics and the production and hosting of any electronic road shows, fees and expenses of any consultants engaged in connection with road show presentations, and travel, lodging, transportation and other expenses of the officers, directors, counsel and other representatives of the Company incurred in connection with any such presentations or meetings and (xiii) the reasonable fees and disbursements of counsel for the Underwriters and counsel for the Forward Sellers and the Forward Purchasers in connection with the copying and delivery of closing documents and other documents relating to the offering contemplated hereby (and in connection with the preparation and delivery of any electronic versions or compilations of such documents) to the Company, the Company’s accountants and counsel and the Underwriters.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives, a Forward Seller or a Forward Purchaser in accordance with the provisions of Section 5 hereof, Section 9(a)(i) hereof or Section 9(a)(iii)(A) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Obligations. The respective obligations of the several Underwriters and of the Forward Sellers hereunder are subject to the accuracy of the representations and warranties of the Company contained in this Agreement on the date hereof, on the Closing Date and on each Option Closing Date (if any), or in certificates signed by any officer of the Company or any subsidiary of the Company (whether signed on behalf of such officer, the Company or such subsidiary) delivered to the Representatives, either of the Forward Sellers or either of the Forward Purchasers or counsel for the Underwriters or the Forward Sellers and the Forward Purchasers, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement and any post-effective amendments thereto shall have been declared or become effective, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor or pursuant to Section 8A of the 1933 Act initiated or, to the knowledge of the Company, threatened by the Commission, any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives, the Forward Sellers and the Forward Purchasers and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement. The Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance upon Rule 424(b)(8)) and each Issuer Free Writing Prospectus required to be filed with the Commission shall have been filed in the manner and within the time period required by Rule 433, and, prior to the Closing Date, the Company shall have provided evidence satisfactory to the Representatives, the Forward Sellers and the Forward Purchasers of such timely filings.

(b) Opinions of Counsel for Company. At the Closing Date, the Representatives, the Forward Sellers and the Forward Purchasers shall have received the favorable opinions and negative assurance statement of Troutman Sanders LLP, counsel for the Company, and the favorable opinions of Alex Gonzalez, Esq., Assistant General Counsel of NJR Service Corporation (collectively, “Company Counsel”), in each case, dated the Closing Date and in form and substance satisfactory to the Representatives, the Forward Sellers and the Forward Purchasers, together with signed or reproduced copies of such opinions for each of the other Underwriters, to the effect set forth in Exhibit E hereto and to such further effect as the Representatives, the Forward Sellers or the Forward Purchasers may reasonably request.

(c) Opinion of Counsel for Underwriters. At the Closing Date, the Representatives, the Forward Sellers and the Forward Purchasers shall have received the favorable letter and negative assurance statement, dated the Closing Date, of Pillsbury Winthrop Shaw Pittman LLP, counsel for the Underwriters (“Underwriters’ Counsel”), together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to the Securities to be sold by the Company pursuant to this Agreement, this Agreement, the Registration Statement, the General Disclosure Package and the Prospectus and any amendments or supplements thereto and such other matters as the Representatives, the Forward Sellers or the Forward Purchasers may reasonably request.

(d) Officers’ Certificate. At the Closing Date or the applicable Option Closing Date, as the case may be, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change or any development that could reasonably be expected to result in a material adverse change in the condition (financial or other), results of operations, business, properties or management of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, and, at the Closing Date, the Representatives, the Forward Sellers and the Forward Purchasers shall have received a certificate, signed on behalf of the Company by the President or the Chief Financial Officer of the Company and the Treasurer of the Company, dated as of the Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct at and as of the Closing Date with the same force and effect as though expressly made at and as of Closing Date, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Date under or pursuant to this Agreement and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose or pursuant to Section 8A of the 1933 Act have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission and the Commission has not notified the Company of any objection to the use of the form of the Registration Statement.

(e) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives, the Forward Sellers and the Forward Purchasers shall have received from Deloitte & Touche LLP a letter, dated the date of this Agreement and in form and substance satisfactory to the Representatives, the Forward Sellers and the Forward Purchasers, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained in the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectuses (other than any electronic road show) and the Prospectus and any amendments or supplements to any of the foregoing.

(f) Bring-down Comfort Letter. At the Closing Date, the Representatives, the Forward Sellers and the Forward Purchasers shall have received from Deloitte & Touche LLP a letter, dated the Closing Date and in form and substance satisfactory to the Representatives, the Forward Sellers and the Forward Purchasers, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(e) hereof, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

(g) Approval of Listing. At the Closing Date and each Option Closing Date, if any, the Company Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance. At the Closing Date and each Option Closing Date, if any, the maximum number of shares of Common Stock that may be issued and sold under the Forward Sale Agreements and any Additional Forward Sale Agreements by the Company shall have been approved for listing, subject only to official notice of issuance, on the NYSE.

(h) Lock-up Agreements. Prior to the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit D hereto signed by each of the persons listed in Exhibit C hereto.

(i) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities on any Option Closing Date that is after the Closing Date, the obligations of the several Underwriters to purchase the applicable Option Securities shall be subject to the conditions specified in the introductory paragraph of this Section 5 and to the further condition that, at the applicable Option Closing Date, the Representatives, the Forward Sellers and the Forward Purchasers shall have received:

(1) Opinions of Counsel for Company. The favorable opinions of Company Counsel, in form and substance satisfactory to the Representatives, the Forward Sellers and the Forward Purchasers and dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinions required by Section 5(b) hereof.

(2) Opinion of Counsel for Underwriters. The favorable opinion of Underwriters’ Counsel, in form and substance satisfactory to the Representatives, the Forward Sellers and the Forward Purchasers and dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(3) Officers’ Certificate. A certificate, dated such Option Closing Date, to the effect set forth in, and signed on behalf of the Company by the officers specified in, Section 5(d) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.

(4) Bring-down Comfort Letter. A letter from Deloitte & Touche LLP, in form and substance satisfactory to the Representatives, the Forward Sellers and the Forward Purchasers and dated such Option Closing Date, substantially in the same form and substance as the letter furnished to the Representatives, the Forward Sellers and the Forward Purchasers pursuant to Section 5(f) hereof, except that the specified date in the letter furnished pursuant to this Section 5(i)(4) shall be a date not more than three business days prior to such Option Closing Date, and except that such letter shall also cover any amendments or supplements to the Registration Statement, any Issuer Free Writing Prospectus (other than any electronic road show) and the Prospectus subsequent to the Closing Date.

(j) Additional Documents. At the Closing Date and each Option Closing Date, counsel for the Underwriters and counsel for the Forward Sellers and the Forward Purchasers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement, or as the Representatives, the Forward Sellers or the Forward Purchasers or counsel for the Underwriters or the Forward Sellers and the Forward Purchasers may otherwise reasonably request.

(k) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on an Option Closing Date that is after the Closing Date, the obligations of the several Underwriters to purchase the relevant Option Securities on such Option Closing Date, may be terminated by the Representatives, the Forward Sellers or the Forward Purchasers by notice to the Company at any time on or prior to Closing Date or such Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that, in the case of any such termination of this Agreement, Sections 1, 6, 7, 8, 11, 12, 13, 14, 15, 16, 17, 19, 20, 21 and 22 hereof shall survive such termination of this Agreement and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Underwriter, each Forward Seller and each Forward Purchaser, their respective affiliates, and each of their respective officers, directors, employees, partners and members and each person, if any, who controls any Underwriter, any Forward Seller or any Forward Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), or any “issuer information” (as defined in Rule 433), or any “road show” (as defined in Rule 433) that does not constitute an Issuer Free Writing Prospectus, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, that (subject to Section 6(d) hereof) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the reasonably incurred fees and disbursements of counsel), reasonably incurred in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or clause (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package or the Prospectus (or in any amendment or supplement to any of the foregoing), it being understood and agreed that the only such information furnished by the Underwriters as aforesaid consists of the information described as such in Section 6(b) hereof.

(b) Indemnification by the Underwriters. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each Forward Seller, each Forward Purchaser, each of their respective officers and directors, the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company, any Forward Seller or any Forward Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein. The Company hereby acknowledges and agrees that the information furnished to the Company by the Underwriters through the Representatives expressly for use in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), consists exclusively of the following information appearing under the caption “Underwriting (Conflicts of Interest)” in the Pre-Pricing Prospectus and the Prospectus: (i) the information regarding the concession appearing in the second paragraph under the subcaption “Discounts” under such caption; and (ii) the information regarding stabilization, syndicate covering transactions and penalty bids appearing under the subcaption “Stabilization and Short Positions” under such caption (but only insofar as such information concerns the Underwriters).

(c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder except to the extent that such indemnifying party has been materially prejudiced (through the forfeiture or impairment of procedural or substantive rights or defenses) by such failure, provided that the failure to notify such indemnifying party shall not relieve such indemnifying party from any liability that it may have to an indemnified party otherwise than under Section 6(a) hereof or Section 6(b) hereof. Counsel to the indemnified parties shall be selected as follows: counsel to the Underwriters, the Forward Sellers, the Forward Purchasers and the other indemnified parties referred to in Section 6(a) hereof shall be selected by the Representatives, and counsel to the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Underwriters and the other indemnified parties referred to in Section 6(a) hereof and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 6, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (a) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Underwriters and the Forward Sellers, as the case may be, from the offering of the Securities pursuant to this Agreement or (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Company, the Underwriters and the Forward Sellers, as the case may be, in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, the Underwriters and the Forward Sellers shall be deemed to be in the same relative proportions as the total net proceeds from such offering (before deducting expenses) received by the Company (which proceeds shall include the proceeds to be received by the Company pursuant to the Forward Sale Agreements and any Additional Forward Sale Agreements assuming Physical Settlement of the Forward Sale Agreements and any Additional Forward Sale Agreements on the Effective Date), the total underwriting discounts and commissions received by the Underwriters, as set forth on the cover of the Prospectus, and the aggregate Spread received by the relevant Forward Purchaser under the applicable Forward Sale Agreement and any applicable Additional Forward Sale Agreement, net of any costs associated therewith, as reasonably determined by the relevant Forward Seller, bear to the aggregate initial offering price of the Securities, as set forth on such cover, plus such aggregate Spread (net of such costs).

The relative fault of the Company, the Underwriters and the Forward Sellers shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Underwriters or the Forward Sellers, as the case may be, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Underwriters, the Forward Sellers and the Forward Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, (x) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission and (y) no Forward Seller shall be required to contribute any amount in excess of the amount by which the aggregate Spread received by the applicable Forward Purchaser under the applicable Forward Sale Agreement and any applicable Additional Forward Sale Agreement exceeds the amount of any damages that such Forward Seller has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each affiliate of any Underwriter or any Forward Seller, each officer, director, employee, partner and member of any Underwriter or any Forward Seller or any such affiliate, and each person, if any, who controls any Underwriter or any Forward Seller within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter or such Forward Seller, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Exhibit A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates signed by any officer of the Company or any of its subsidiaries (whether signed on behalf of such officer, the Company or such subsidiary) and delivered to the Representatives, either of the Forward Sellers or either of the Forward Purchasers or counsel to the Underwriters or the Forward Sellers and the Forward Purchasers, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any Forward Seller or any Forward Purchaser, any affiliate, officer, director, employee, partner, member or agent of any Underwriter, any Forward Seller or any Forward Purchaser or any person or entity controlling any Underwriter, any Forward Seller or any Forward Purchaser, or by or on behalf of the Company, any officer, director or employee of the Company or any person or entity controlling the Company, and shall survive delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time on or prior to Closing Date (and, if any Option Securities are to be purchased on an Option Closing Date that occurs after the Closing Date, the Representatives may terminate the obligations of the several Underwriters to purchase such Option Securities, by notice to the Company at any time on or prior to such Option Closing Date) (i) if there has been, at any time on or after the date of this Agreement or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition (financial or other), results of operations, business, properties, management or prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any declaration of a national emergency or war by the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions (including, without limitation, as a result of terrorist activities), in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if (A) trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE or (B) trading generally on the NYSE, the Nasdaq Global Select Market, the Nasdaq Global Market, the NYSE American, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (C) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either U.S. federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to Section 9(a) hereof, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 6, 7, 8, 11, 12, 13, 14, 15, 16, 17, 19, 20, 21 and 22 hereof shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Date or an Option Closing Date to purchase the Securities that it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount of such Defaulted Securities in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

(b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Option Closing Date that occurs after the Closing Date, the obligation of the Underwriters to purchase and of the Company or the Forward Sellers, as the case may be, to sell the Option Securities that were to have been purchased and sold on such Option Closing Date, shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default that does not result in a termination of this Agreement or, in the case of an Option Closing Date that is after the Closing Date, that does not result in a termination of the obligations of the Underwriters to purchase and the Company or the Forward Sellers, as the case may be, to sell the relevant Option Securities, as the case may be, the Representatives shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Issuance and Sale by the Company.

(a) Top-Up Securities. In the event that (i) all the Conditions are not satisfied on the Closing Date or, in respect of any Additional Forward Sale Agreement entered into pursuant to Section 2(b)(1)(A) hereof, all the Additional Conditions are not satisfied on the relevant Option Closing Date, as the case may be, and a Forward Seller elects, pursuant to Section 2(a)(3) hereof or Section 2(b)(2) hereof, as the case may be, not to deliver the Borrowed Firm Securities or the Borrowed Option Securities deliverable by such Forward Seller, as applicable, (ii) in a Forward Purchaser’s commercially reasonable judgment, its affiliated Forward Seller is unable to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the number of the Borrowed Firm Securities or the Borrowed Option Securities, as applicable, to be sold by it hereunder or (iii) in a Forward Purchaser’s commercially reasonable judgment, its affiliated Forward Seller would incur a stock loan cost of more than a rate equal to 200 basis points per annum to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the number of the Borrowed Firm Securities or the Borrowed Option Securities, as applicable, to be sold by it hereunder, then, in each case, the Company shall issue and sell to the Underwriters, pursuant to Section 2 hereof, in whole but not in part, an aggregate number of shares of Common Stock equal to the number of Borrowed Firm Securities or Borrowed Option Securities, as the case may be, that such Forward Seller does not so deliver and sell to the Underwriters. In connection with any such issuance and sale by the Company, the Representatives, the Forward Purchasers and the Forward Sellers shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding one business day in order to effect any required changes in any documents or arrangements. The shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 11(a) in lieu of Borrowed Firm Securities are referred to herein as the “Company Top-Up Firm Securities”, and the shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 11(a) in lieu of Borrowed Option Securities are referred to herein as the “Company Top-Up Option Securities”.

(b) No Liability. No Forward Purchaser or Forward Seller shall have any liability whatsoever for any Borrowed Securities that such Forward Seller does not deliver and sell to the Underwriters or any other party if (i) all of the Conditions are not satisfied on or prior to the Closing Date, in the case of Borrowed Firm Securities, or all of the Additional Conditions are not satisfied on or prior to the relevant Option Closing Date, in the case of Borrowed Option Securities, and such Forward Seller elects, pursuant to Section 2(a)(3) hereof or Section 2(b)(2) hereof, as the case may be, not to deliver and sell to the Underwriters the Borrowed Firm Securities or the Borrowed Option Securities, as applicable, (ii) in such Forward Purchaser’s commercially reasonable judgment, its affiliated Forward Seller is unable to borrow and deliver for sale under this Agreement on the Closing Date or any Option Closing Date, as the case may be, a number of shares of Common Stock equal to the number of Borrowed Firm Securities or Borrowed Option Securities, as applicable, to be sold by it hereunder or (iii) in such Forward Purchaser’s commercially reasonable judgment, its affiliated Forward Seller would incur a stock loan cost of more than a rate equal to 200 basis points per annum to borrow and deliver for sale under this Agreement on the Closing Date or any Option Closing Date, as the case may be, a number of shares of Common Stock equal to the number of Borrowed Firm Securities or Borrowed Option Securities, as applicable, to be sold by it hereunder.

SECTION 12. Notices. All notices and other communications hereunder shall be in writing, shall be effective only upon receipt and shall be mailed, delivered by hand or overnight courier, or transmitted by fax or other electronic means (with the receipt of such fax or other electronic communication to be confirmed by telephone). Notices to the Underwriters shall be directed to the Representatives at Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York, 10152, Attention of Equity Syndicate, fax no. 212-214-5918 (with such fax or other electronic communication to be confirmed by telephone to 212-214-6144), and J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention of Equity Syndicate Desk, fax no. 212-622-8358; notices to the Forward Purchasers and the Forward Sellers shall be directed to Wells Fargo Bank, National Association, c/o Wells Fargo Securities, LLC, 375 Park Avenue, 3rd Floor, New York, New York 10152, Attention: Structuring Services Group, with a copy by email to CorporateDerivativeNotifications@wellsfargo.com or JPMorgan Chase Bank, National Association, 383 Madison Avenue, New York, New York 10179, Attention of Mr. Santosh Sreenivasan, Managing Director, Head of U.S. Equity-Linked Capital Markets, with a copy by email to edg_notices@jpmorgan.com; edg_ny_corporate_sales_support@jpmorgan.com; and Santosh.sreenivasan@jpmorgan.com, as the case may be; and notices to the Company shall be directed to it at New Jersey Resources Corporation, 1415 Wyckoff Road, Wall, New Jersey 07719, Attention of Patrick Migliaccio, fax no. 732-938-3154 (with such fax or other electronic communication to be confirmed by telephone to 732-938-1114).

SECTION 13. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter, any Forward Seller or any Forward Purchaser, in each case, that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter, such Forward Seller or such Forward Purchaser, as the case may be, of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter, any Forward Seller or any Forward Purchaser, in each case, that is a Covered Entity or a BHC Act Affiliate of such Underwriter, such Forward Seller or such Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter, such Forward Seller or such Forward Purchaser, as the case may be, are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

SECTION 14. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Forward Sellers, the Forward Purchasers and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Forward Sellers, the Forward Purchasers and the Company and their respective successors and the controlling persons and other indemnified parties referred to in Section 6 hereof and Section 7 hereof and their successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Forward Sellers, the Forward Purchasers and the Company and their respective successors, and said controlling persons and other indemnified parties and their successors, heirs and legal representatives, and for the benefit of no other person or entity. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. GOVERNING LAW AND TIME. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 16. Effect of Headings; Counterparts. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

SECTION 17. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Acceleration Event” has the meaning assigned to that term in the Forward Sale Agreements and any Additional Forward Sale Agreements, as applicable.

“Applicable Time” means 6:30 p.m. (New York City time) on December 4, 2019 or such other time as agreed by the Company and the Representatives.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Cash Settlement” has the meaning assigned to that term in the Forward Sale Agreements and any Additional Forward Sale Agreements, as applicable.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Commission” means the U.S. Securities and Exchange Commission.

“Company Documents” means all contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, swap agreements, hedging agreements, leases or other instruments or agreements to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject.

“Covered Entity” means any of (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“DTC” means The Depository Trust Company.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

“Effective Date” has the meaning assigned to that term in the Forward Sale Agreements and any Additional Forward Sale Agreements, as applicable.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under Section 414 of the Code.

“FINRA” means the Financial Industry Regulatory Authority Inc. or the National Association of Securities Dealers, Inc., or both, as the context shall require.

“GAAP” means generally accepted accounting principles in the United States.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus”, as defined in Rule 433, relating to the offering of the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit G hereto, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Exhibit G hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Lien” means any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

“Lock-Up Period” means the period beginning on and including the date of this Agreement through and including the date that is the 60th day after the date of this Agreement.

“Multiemployer Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA, which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Company or any ERISA Affiliate is then making or accruing an obligation to make contributions.

“Net Share Settlement” has the meaning assigned to that term in the Forward Sale Agreements and any Additional Forward Sale Agreements, as applicable.

“NYSE” means the New York Stock Exchange.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“Organizational Documents” means: (a) in the case of a corporation, its charter and bylaws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

“PCAOB” means the Public Company Accounting Oversight Board (United States).

“Physical Settlement” has the meaning assigned to that term in the Forward Sale Agreements and any Additional Forward Sale Agreements, as applicable.

“Plan” means an “employee benefit plan” (as defined in Section 3(3) of ERISA), other than a Multiemployer Plan, subject to Title I of ERISA that is maintained, or to which contributions are required to be made, by the Company or any ERISA Affiliate, or any prior “employee benefit plan” as to which the Company or any ERISA Affiliate has any liability.

“Preferred Stock” means the Company’s preferred stock, par value $100 per share.

“preliminary prospectus” means any prospectus together with, if applicable, the accompanying prospectus supplement used in connection with the offering of the Securities that omitted the public offering price of the Securities or that was captioned “Subject to Completion”, together with the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act. The term “preliminary prospectus” includes, without limitation, the Pre-Pricing Prospectus.

“Registration Statement” means the Company’s registration statement on Form S-3 (Registration No. 333-235348), as amended (if applicable), including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act and the Rule 430B Information; provided, that any Rule 430B Information shall be deemed part of the Registration Statement only from and after the time specified pursuant to Rule 430B.

“Regulation S-T” means Regulation S-T of the Commission.

“Repayment Event” means any event or condition that, either immediately or with notice or passage of time or both, (i) gives the holder of any bond, note, debenture or other evidence of indebtedness (or any person or entity acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary of the Company or (ii) gives any counterparty (or any person or entity acting on such counterparty’s behalf) under any swap agreement, hedging agreement or similar agreement or instrument to which the Company or any subsidiary of the Company is a party the right to liquidate or accelerate the payment obligations, or designate an early termination date under such agreement or instrument, as the case may be.

“Rule 144A”, “Rule 163”, “Rule 163(c)”, “Rule 163B”, “Rule 164”, “Rule 164(h)(2)”, “Rule 172”, “Rule 173(d)”, “Rule 401(g)(2)”, “Rule 405”, “Rule 424”, “Rule 424(b)”, “Rule 424(b)(2)”, “Rule 424(b)(5)”, “Rule 424(b)(7)”, “Rule 424(b)(8)”, “Rule 430B”, “Rule 430B(f)(2)”, “Rule 431B”, “Rule 433”, “Rule 433(d)(5)(i)”, “Rule 433(d)(8)(i)”, “Rule 433(d)(8)(ii)”, “Rule 433(g)”, “Rule 433(h)(5)”, “Rule 456(b)”, “Rule 456(b)(1)(i)”, “Rule 457(r)” and “Rule 501” refer to such rules under the 1933 Act.

“Rule 430B Information” means the information included in any preliminary prospectus or the Prospectus or any amendment or supplement to any of the foregoing filed pursuant to Rule 424(b)(2) or Rule 424(b)(5) that was omitted from the Registration Statement at the time it first became effective but is deemed to be part of and included in the Registration Statement pursuant to Rule 430B.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“Spread” has the meaning assigned to that term in the Forward Sale Agreements and any Additional Forward Sale Agreements, as applicable.

“Termination Event” means any event or condition that gives any person or entity the right, either immediately or with notice or passage of time or both, to terminate or limit (in whole or in part) any Company Documents or any rights of the Company or any of its subsidiaries thereunder, including, without limitation, upon the occurrence of a change of control of the Company or other similar events.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Rule 163B.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act of 1950, as amended, and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended, and the regulations promulgated thereunder.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405.

“1933 Act” means the Securities Act of 1933, as amended.

“1933 Act Regulations” means the rules and regulations of the Commission under the 1933 Act.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1934 Act Regulations” means the rules and regulations of the Commission under the 1934 Act.

“1940 Act” means the Investment Company Act of 1940, as amended.

All references in this Agreement to the Registration Statement, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the version thereof filed with the Commission pursuant to EDGAR and all versions thereof delivered (physically or electronically) to the Representatives, the Underwriters, the Forward Sellers or the Forward Purchasers.

All references in this Agreement to financial statements and schedules and other information that is “contained”, “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act that is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

SECTION 18. Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that it has not made and, unless it obtains the prior written consent of the Representatives, the Forward Sellers and the Forward Purchasers, it will not make, any offer relating to the Securities that constitutes or would constitute an “issuer free writing prospectus” (as defined in Rule 433) or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405) or portion thereof required to be filed with the Commission or required to be retained by the Company pursuant to Rule 433; provided, that the prior written consent of the Representatives, the Forward Sellers and the Forward Purchasers shall be deemed to have been given in respect of the Issuer General Use Free Writing Prospectuses, if any, listed on Exhibit G hereto and to any electronic road show in the form previously provided by the Company to and approved by the Representatives, the Forward Sellers and the Forward Purchasers. Any such free writing prospectus consented to or deemed to have been consented to as aforesaid is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company represents, warrants and agrees that it has treated and will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus”, as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit G hereto are Permitted Free Writing Prospectuses.

SECTION 19. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) each of the Underwriters, the Forward Sellers and the Forward Purchasers is acting solely as an underwriter in connection with the sale of the Securities and no fiduciary, advisory or agency relationship between the Company, on the one hand, and any of the Underwriters, the Forward Sellers or the Forward Purchasers, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not any of the Underwriters has advised or is advising the Company on other matters;

(b) the public offering price of the Securities and the price to be paid by the Underwriters for the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Representatives;

(c) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d) it is aware that the Underwriters, the Forward Sellers and the Forward Purchasers and their respective affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that none of the Underwriters, the Forward Sellers or the Forward Purchasers has any obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(e) it waives, to the fullest extent permitted by law, any claims it may have against any of the Underwriters, the Forward Sellers or the Forward Purchasers for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that none of the Underwriters, the Forward Sellers or the Forward Purchasers shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person or entity asserting a fiduciary duty claim on its behalf or in right of it or the Company or any stockholders, employees or creditors of Company.

SECTION 20. Research Analyst Independence. The Company acknowledges that the Underwriters’ respective research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ respective research analysts and research departments may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by applicable law, any claims that the Company may have against the Underwriters, the Forward Sellers or the Forward Purchasers with respect to any conflict of interest that may arise from the fact that the views expressed by their respective research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ respective investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and, as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company and other entities that may be the subject of the transactions contemplated by this Agreement.

SECTION 21. Trial By Jury. The Company (on its own behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters, the Forward Sellers and the Forward Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 22. Consent to Jurisdiction. The Company hereby submits to the non-exclusive jurisdiction of any U.S. federal or state court located in the Borough of Manhattan, the City and County of New York in any action, suit or proceeding arising out of or relating to or based upon this Agreement or any of the transactions contemplated hereby, and irrevocably and unconditionally waives any objection to the laying of venue of any such action, suit or proceeding in any such court and agrees not to plead or claim in any such court that any such action, suit or proceeding has been brought in an inconvenient forum. Service of any process, summons, notice or document by certified mail to the Company at the address set forth in Section 12 hereof shall be effective service of process for any action, suit or proceeding brought in any such court.

{Signature Pages Follow}

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Forward Sellers, the Forward Purchasers and the Company in accordance with its terms.

Very truly yours,

NEW JERSEY RESOURCES CORPORATION

By:	/s/ Patrick J. Migliaccio
Name: Patrick J. Migliaccio
Title: Senior Vice President and Chief Financial Officer

{Signature Page to NJR Underwriting Agreement}

CONFIRMED AND ACCEPTED, as of the
date first above written:

WELLS FARGO SECURITIES, LLC
J.P. MORGAN SECURITIES LLC
BB&T CAPITAL MARKETS, A DIVISION OF BB&T SECURITIES, LLC
TD SECURITIES (USA) LLC
SCOTIA CAPITAL (USA) INC.
GOLDMAN SACHS & CO. LLC
JANNEY MONTGOMERY SCOTT LLC
SIEBERT WILLIAMS SHANK & CO., LLC

{Signature Page to NJR Underwriting Agreement}

By: WELLS FARGO SECURITIES, LLC

By:	/s/ Michael Tiedemann
Name:	Michael Tiedemann
Title:	Managing Director

By: J.P. MORGAN SECURITIES LLC

By:	/s/ Alaoui Zenere
Name:	Alaoui Zenere
Title:	Vice President

For themselves and as Representatives of the Underwriters named in Exhibit A hereto.

{Signature Page to NJR Underwriting Agreement}

WELLS FARGO SECURITIES, LLC
as a Forward Seller

By:	/s/ Thomas Yates
Name:	Thomas Yates
Title:	Managing Director

WELLS FARGO BANK, NATIONAL ASSOCIATION
acting in its capacity as a Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:	/s/ Thomas Yates
Name:	Thomas Yates
Title:	Managing Director

J.P. MORGAN SECURITIES LLC
as a Forward Seller

By:	/s/ Alaoui Zenere
Name:	Alaoui Zenere
Title:	Vice President

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
acting in its capacity as a Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:	/s/ Alaoui Zenere
Name:	Alaoui Zenere
Title:	Vice President

{Signature Page to NJR Underwriting Agreement}

EXHIBIT A

Name of Underwriter	Number of Initial Securities	Number of Borrowed Firm Securities To Be Purchased From Wells Fargo Securities, LLC	Number of Borrowed Firm Securities To Be Purchased From J.P. Morgan Securities LLC
Wells Fargo Securities, LLC	2,666,667	110,000	73,333
J.P. Morgan Securities LLC	1,706,667	70,400	46,933
BB&T Capital Markets, a division of BB&T Securities, LLC	266,667	11,000	7,333
TD Securities (USA) LLC	266,667	11,000	7,333
Scotia Capital (USA) Inc.	160,000	6,600	4,400
Goldman Sachs & Co. LLC	106,666	4,400	2,934
Janney Montgomery Scott LLC	80,000	3,300	2,200
Siebert Williams Shank & Co., LLC	80,000	3,300	2,200
Total	5,333,334	220,000	146,666

A-1

EXHIBIT B

SUBSIDIARIES OF THE COMPANY

Name	Jurisdiction of Organization	Type of Entity	Managing Member(s)
Material Subsidiaries
New Jersey Natural Gas Company	New Jersey	Corporation	N/A
NJR Clean Energy Ventures Corporation	New Jersey	Corporation	N/A
NJR Energy Services Company	New Jersey	Corporation	N/A
NJR Energy Investments Corporation	New Jersey	Corporation	N/A

Other Subsidiaries
NJR Service Corporation	New Jersey	Corporation	N/A
NJR Clean Energy Ventures II Corporation	New Jersey	Corporation	N/A
Bernards Solar, LLC	New Jersey	Limited Liability Company	NJR Clean Energy Ventures II Corporation
NJR Clean Energy Ventures III Corporation	New Jersey	Corporation	N/A
NJR Midstream Holdings Corporation	New Jersey	Corporation	N/A
NJNR Pipeline Company	New Jersey	Corporation	N/A
NJR Pipeline Company	New Jersey	Corporation	N/A
Adelphia Gateway, LLC	Delaware	Limited Liability Company	NJR Pipeline Company
NJR Storage Holdings Company	Delaware	Corporation	N/A
NJR Steckman Ridge Storage Company	Delaware	Corporation	N/A
NJR Retail Holdings Corporation	New Jersey	Corporation	N/A
Commercial Realty and Resources Corp.	New Jersey	Corporation	N/A
Phoenix Fuel Management Company	New Jersey	Corporation	N/A
NJR Home Services Company	New Jersey	Corporation	N/A
NJR Plumbing Services, Inc.	New Jersey	Corporation	N/A
Leaf River Energy Center LLC	Delaware	Limited Liability Company	NJR Pipeline Company
LR Finance, LLC	Delaware	Limited Liability Company	Leaf River Energy Center LLC

B-1

EXHIBIT C

LIST OF PERSONS SUBJECT TO LOCK-UP

C-1

EXHIBIT D

FORM OF LOCK-UP AGREEMENT

New Jersey Resources Corporation

Public Offering of Common Stock

Dated as of __________, 2019

Wells Fargo Securities, LLC
J.P. Morgan Securities LLC
As Representatives of the several Underwriters

c/o	Wells Fargo Securities, LLC 375 Park Avenue New York, New York 10152

c/o	J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179

Ladies and Gentlemen:

This agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) among New Jersey Resources Corporation, a New Jersey corporation (the “Company”), Wells Fargo Securities, LLC (“Wells Fargo”) and J.P. Morgan Securities LLC (together with Wells Fargo, the “Representatives”), as representatives of a group of underwriters (the “Underwriters”), Wells Fargo Securities, LLC and J.P. Morgan Securities LLC, in their capacity as Forward Sellers, and Wells Fargo Bank, National Association and JPMorgan Chase Bank, National Association, in their capacity as Forward Purchasers, and the other parties thereto (if any), relating to a proposed underwritten public offering of common stock (the “Common Stock”) of the Company.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, and in light of the benefits that the offering of the Common Stock will confer upon the undersigned in its capacity as a securityholder and/or an officer or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter that, during the period beginning on and including the date of the Underwriting Agreement through and including the date that is the 60th day after the date of the Underwriting Agreement (such period, the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representatives, directly or indirectly:

(i) offer, pledge, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of the Company’s Common Stock or preferred stock or other capital stock (including, without limitation, Common Stock, preferred stock or such other capital stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission or that may be issued upon exercise of a stock option or warrant) (collectively, “capital stock”) or any securities convertible into or exercisable or exchangeable for Common Stock, preferred stock or other capital stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition; or

(ii) enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of any Common Stock, preferred stock or other capital stock or any securities convertible into or exercisable or exchangeable for any Common Stock, preferred stock or other capital stock, whether any transaction described in clause (i) or clause (ii) above is to be settled by delivery of Common Stock, preferred stock, other capital stock, other securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the undersigned may, without the prior written consent of the Representatives, transfer any Common Stock, preferred stock or other capital stock or any securities convertible into or exchangeable or exercisable for Common Stock, preferred stock or other capital stock:

(w) if the undersigned is a natural person, as a bona fide gift or gifts or by will, by intestate succession or pursuant to a so-called “living trust” or other revocable trust established to provide for the disposition of property on the undersigned’s death, in each case to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, or as a bona fide gift or gifts to a charity or educational institution;

(x) if the undersigned is a partnership or a limited liability company, to a partner or member, as the case may be, of such partnership or limited liability company if, in any such case, such transfer is not for value;

(y) if the undersigned receives shares of Common Stock pursuant to an equity award granted under any compensatory plan of the Company described in any registration statement or prospectus used in connection with the proposed underwritten public offering of Common Stock, such transfer is made to the Company to satisfy tax withholding obligations of the undersigned related to such award; and

(z) acquired by the undersigned in the open market after the closing of the offering of the Common Stock;

provided, however, that in the case of any transfer described in clause (w) or clause (x) above, it shall be a condition to the transfer that (A) the transferee executes and delivers to the Representatives, acting on behalf of the Underwriters, not later than one business day prior to such transfer, a written agreement, in substantially the form of this agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to the Representatives, (B) in the case of a transfer pursuant to clause (w) above, if the undersigned is required to file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), reporting a reduction in beneficial ownership of shares of Common Stock, preferred stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock, preferred stock or other capital stock by the undersigned during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that such transfer is not a transfer for value and that such transfer is being made as a gift, by will or intestate succession or pursuant to a so-called “living trust” or other revocable trust established to provide for the disposition of property on the undersigned’s death, as the case may be, (C) in the case of a transfer pursuant to clause (x) or clause (z) above, no filing under Section 16(a) of the 1934 Act reporting a reduction in beneficial ownership of shares of Common Stock, preferred stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock, preferred stock or other capital stock shall be required to be made during the Lock-Up Period and (D) in the case of a transfer pursuant to clause (w), clause (x) or clause (z) above, no voluntary filing with the Securities and Exchange Commission or other public report, filing or announcement shall be made in respect of such transfer during this Lock-Up Period. For purposes of this paragraph, “immediate family” shall mean any relationship by blood, marriage or adoption not more remote than the first cousin.

The undersigned further agrees that (I) it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to the registration under the Securities Act of 1933, as amended (the “1933 Act”), of any shares of Common Stock, preferred stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock, preferred stock or other capital stock and (II) the Company may, with respect to any Common Stock, preferred stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock, preferred stock or other capital stock owned or held (of record or beneficially) by the undersigned, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period.

The undersigned hereby waives any and all notice requirements and rights with respect to the registration of any securities pursuant to any agreement, instrument, understanding or otherwise, including any registration rights agreement or similar agreement, to which the undersigned is a party or under which the undersigned is entitled to any right or benefit and any tag-along rights, co-sale rights or other rights to have any securities (debt or equity) included in the offering contemplated by this agreement or sold in connection with the sale of Securities pursuant to the Underwriting Agreement, provided that such waiver shall apply only to the public offering of Common Stock pursuant to the Underwriting Agreement and each registration statement filed under the 1933 Act in connection therewith.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly authorized (if applicable), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

If the Underwriting Agreement is not executed by the parties thereto prior to December 17, 2019, this agreement shall automatically terminate and become null and void.

The undersigned acknowledges and agrees that whether or not any public offering of Common Stock actually occurs depends on a number of factors, including market conditions.

THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

{Signature Page Immediately Follows}

IN WITNESS WHEREOF, the undersigned has executed and delivered this agreement as of the date first set forth above.

Yours very truly,

Print Name:

EXHIBIT E

FORM OF OPINION OF ALEX GONZALEZ, ESQ.

FORM OF OPINION OF TROUTMAN SANDERS LLP

E-1

EXHIBIT F

PRICE-RELATED INFORMATION

Public offering price: $41.25 per share

Net proceeds, before expenses, to the Company: $40.0125 per share

Settlement date: December 9, 2019

Number of shares of Common Stock to be offered and sold by the Company: 5,333,334 shares

Number of shares of Common Stock to be offered and sold by Wells Fargo Securities, LLC as a Forward Seller: 220,000 shares

Number of shares of Common Stock to be offered and sold by J.P. Morgan Securities LLC as a Forward Seller: 146,666 shares

Number of shares subject to the over-allotment option: 845,454 shares

F-1

EXHIBIT G

ISSUER GENERAL USE FREE WRITING PROSPECTUSES

None.

G-1

EXHIBIT H

WRITTEN TESTING-THE-WATERS COMMUNICATIONS

NJR Investor Presentation dated December 2019

H-1

EXHIBIT I

FORM OF ADDITIONAL FORWARD SALE AGREEMENT

I-1